                                STANDARD OFFICE LEASE


    This Lease is made as of the 5th day of June, 1997 by and between PACIFIC RESOURCES DEVELOPMENT INC., a California corporation ("Landlord"), and HAMBRECHT & QUIST, a corporation ("TENANT"), who agree as follows:

                               BASIC LEASE INFORMATION

    The following is the Basic Lease Information of this Lease. Other sections of this Lease explain and define the Basic Lease Information in more detail and are to be read in conjunction herewith. In the event of any conflict between the Basic Lease Information and the other sections of this Lease, the Lease shall control.

LANDLORD:                    Pacific Resources Development Inc.

NOTICE ADDRESS:              225 Bush Street
                             San Francisco, California 94104

TENANT:                      Hambrecht & Quist California

NOTICE ADDRESS:              One Bush Street
                             San Francisco, CA  94104

PREMISES:                    Floor: 4th     Suite No.: 400

NET RENTABLE AREA
 OF PREMISES:                22,675 square feet

BUILDING:                    225 Bush Street
                             San Francisco, CA  94104

BASE RENT (PER SQUARE
FOOT PER ANNUM):             $24.00

BASE RENT (PER MONTH):       $ 45,350.00

ANTICIPATED
EXECUTION DATE:              May, 1997

ANTICIPATED TARGET
COMMENCEMENT                 July 1, 2000
DATE:

TERMINATION DATE:            December 31, 2003

LENGTH OF TERM:              Three years and six months

TENANT'S PERCENTAGE
SHARE: 4.686%; such share is a fraction, the numerator of which is the net rentable area of the Premises (22,675 sq. ft.) and the denominator of which is the net rentable office area of the Building (483,937 sq. ft.).

BASE YEAR:                   January 1, 1997 to December 31, 1997

SECURITY DEPOSIT:            $ 0.00

BROKERS:                     Landlord's:     Grubb & Ellis
                             Tenants         Stein Kingsley Stein

TENANT'S MINIMUM
INSURANCE
REQUIREMENT:                 $1,000,000

PERMITTED USES:              General Office Use

OTHER SPECIAL
PROVISIONS:                  See Addendum

                                       RECITALS

    A. Landlord is the owner of certain real property (the "REAL PROPERTY") at 225 Bush Street, in the City and County of San Francisco and the Building (as later defined) located on it. The Real Property and the Building are collectively referred to herein as the "Property."

    B. Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord the Premises (as later defined) for the term and subject to the terms, covenants, agreements, and conditions in this Lease.

    For good and valuable consideration the receipt and adequacy of which are acknowledged, the parties agree as follows:

    SECTION 1.     DEFINITIONS     As used in this Lease, the following terms
are defined in Section 1.

    ALTERATIONS is defined in Section 9(a).

    ANTICIPATED TARGET COMMENCEMENT DATE means the date specified in the Basic Lease Information.

    ANTICIPATED TERMINATION DATE means the date specified in the Basic Lease Information.

    BASE OPERATING EXPENSES means the Operating Expenses paid or incurred by Landlord in the Base Year.

    BASE PROPERTY TAXES means the amount of Property Taxes for the calendar year ending December 31, 1997.

    BASE RENT means the Base Rent as set forth in the Basic Lease Information.

    BASE YEAR means the 12 calendar month period specified in the Basic Lease Information as the Base Year.

    BUILDING means the building constructed on the Real Property located at 225 Bush Street, San Francisco, California, any property interest in the area of the Building, and all other improvements on, or appurtenances to, the Real Property or the streets abutting the Real Property. The Building includes, but is not limited to, an office building with 22 stories, a basement within which a parking garage is located and two mezzanines.

    COMMENCEMENT DATE means July 1, 2000.

    DEPOSIT is defined in Section 35.

    ESCALATION RENT is defined in Section 4(a).

    EVENT OF DEFAULT is defined in Section 19.

    IMPOSITIONS is defined in Section 8.

    LANDLORD is defimed in the preamble.

    LEASE is defimed in the preamble.

    LEGAL REQUIREMENTS is defined in Section 15.

    OPERATING EXPENSES means (a) all reasonable costs of management, operation, and maintenance of the Building actually incurred by Landlord, including without limitation: wages, salaries, and payroll burden of employees from the position of Building Manager and below; commercially reasonable property mar nagement fees and other related compensation; janitorial, maintenance, security, and other services; Building office rent or rental value; power, water, waste disposal, and other utilities; materials and supplies; maintenance and repairs; license costs; commercially reasonable insurance premiums and the deductible portion of any insured loss under Landlord's insurance in an amount not to exceed $10,000 in any one year; and depreciation on personal property; and (b) the cost of any capital improvements made to the Building by Landlord afler the Base Year that (i) are made in the reasonable expectation of reducing other Operating Expenses during the term of this Lease, (ii) are required for the health and safety of tenants, or (iii) are required under any governmental law or regulation that was not applicable to the Building as of January 1, 1997, this cost to be amortized over a reasonable period determined by Landlord, together with interest on the unamortized balance at the rate of ten percent (10%) per annum, or a higher rate equal to that paid by Landlord on funds borrowed for the purpose of constructing or installing those capital improvements. Operating Expenses shall not include: Property Taxes; depreciation on the Building other than depreciation on exterior window draperies, if any, provided by Landlord, and carpeting in multi-tenant floor public corridors and common areas; costs of tenants' improvements; real estate brokers' commissions; interest; costs incurred m connection with the repair of damage to the Building, to the extent Landlord is reimbursed by insurance proceeds; and capital items other than those referred to in clause (b). Actual Operating Expenses for both the Base Year and each subsequent year will be adjusted to equal Landlord's reasonable estimate of Operating Expenses had the total rentable area of the Building been occupied.

    PREMISES means the portion of the Building located on the floor or floors specified Basic Lease Information which is outlined in red on the floor plan or plans attached to this Lease as Exhibit A.

    PROPERTY is defined in Recital A of this Lease.

    PROPERTY TAXES means all real properly taxes (and any tax levied wholly or partly in lieu of real property taxes) levied against the Properly, and all real estate tax consultant expenses and attorneys' fees reasonably incurred for the purpose of maintaining an equitable assessed valuation of the Property.

    REAL PROPERTY is defined in Recital A of this Lease.

    TENANT is defined in the preamble.

    TENANT'S PERCENTAGE SHARE means the percentage figure specified as Tenant's Percentage Share in the Basic Lease Information. Tenant's Percentage Share has been obtained by dividing the net rentable area of the Premises, as specified in the Basic Lease Information, by the total net rentable area of the Building, which is 483,937 square feet, and multiplying that quotient by one hundred
(100). In the event the rentable area of the Premises is increased or decreased by the addition to or deletion from the Premises of any office space, Tenant's percentage share shall be appropriately adjusted. For the purposes of Section 4, Tenant's Percentage Share shall be based on the number of days during the calendar year in which this change occurs.

    TERM is defined in Section 3 of this Lease.

    TERMINATION DATE means the Termination Date in the Basic Lease Information.

    SECTION 2. PREMISES.     Landlord leases to Tenant, and Tenant leases from
Landlord the Premises for the term and subject to the terms, covenants, agreements, and conditions later set forth, to each of which Landlord and Tenant mutually agree. All of the windows and outside walls of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts. electrical equipment or other utilities or Building facilities are reserved solely to Landlord and Landlord shall have rights of access through the Premises for the purpose of operating, maintaining and repairing the same, provided that any such entry shall be performed in a manner reasonably intended to minimize any inconvenience to Tenant.

    SECTION 3. TERM; CONDITION OF PREMISES. The Term of this Lease shall commence on the Commencement Date and, unless sooner terminated as later provided, shall end on the Termination Date.

    SECTION 4. RENTAL.

    (a) Tenant shall pay to Landlord throughout the Term as rental for the Premises the Base Rent, provided that the rental payable during each year subsequent to the Base Year shall be the Base Rent, increased by Tenant's Percentage Share of the total dollar increase, if any, in Operating Expenses paid or incurred by Landlord in that year over the Base Operating Expenses, and also increased by Tenant's Percentage Share of the total dollar increase, if any, in Property Taxes paid by Landlord in that year over the Base Properly Taxes. The increased rental due pursuant to this Section 4(a) is the Escalation Rent.

    (b) Rental shall be paid to Landlord, in advance, on or before the first day of the Term of this Lease and on or before the first day of each successive calendar month during the Term of this Lease. In the event the Term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the monthly rental for the first and last fractional months of the Term of this Lease shall be appropriately prorated.

    (c) All sums of money due to Landlord under this Lease, not specifically characterized as rental, shall constitute additional rent and shall be due within thirty (30) days after receipt by Tenant of a billing. If any sum is not paid when due, it shall be collectible as additional rent with the next installment of rental falling due. Nothing contained in this Lease shall be deemed to suspend or delay the payment of any sum of money at the time it becomes due and payable under this Lease, or to limit any other remedy of Landlord.

    (d) Tenant acknowledges that late payment of rent and other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. These costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any trust deed covering the Premises. Accordingly, if any installment of rent or any other sums due from Tenant are not received (i) within three (3) calendar days after delivery of written notice from Landlord of Landlord's failure to receive such rent or other sums, or (ii) in the event Landlord has already delivered such late payment notice once in any one continuous twelve (12) month period, when due, Tenant shall pay to Landlord a late charge equal to five percent. (5%) of the overdue amount. The parties agree that the late charge represents a fair and reasonable estimate of the costs Landlord will incur because of late payment. Acceptance of the late charge by Landlord shall not constitute a waiver of Tenant's default for the overdue amount, nor prevent Landlord from exercising the other rights and remedies granted under this Lease.

    ___ [Initials of Landlord]         ______ [Initials of Tenant]

    (e) In addition to the imposition of any late charge, any amount due to Landlord, if not paid within f ive (5) days following the due date, will bear interest from the due date until paid at the rate of ten percent (10%) per year or, if a higher rate is legally permissible, at the highest rate legally permitted. However, interest shall not be payable on late charges incurred by Tenant nor on any amounts on which late charges are paid by Tenant to the extent this interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default by Tenant.

    (f) All payments due shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America at Landlord's address for notices under this Lease or to another person or at another place i n the continental U.S. as Landlord may designate by written notice to Tenant.

    (g) No security or guaranty which may now or hereafter be furnished to Landlord for the payment of rent due hereunder or for the performance by Tenant of the other terms of this Lease shall in any way be a bar or defense to any of Landlord's remedies set forth in Sections 20, 21 or 22 hereof

    SECTION 5. ESCALATION RENT.   Escalation Rent shall be paid monthly on an
estimated basis, with subsequent annual reconciliation, in accordance with the following procedures:

    (a) No later than ninety (90) days prior to the end of the Base Year and no later than ninety (90) days prior to the end of each subsequent year, or as soon after that time as reasonably practicable, Landlord shall give Tenant notice of Landlord's reasonable estimate of any Escalation Rent due under
Section 4(a) for the ensuing year. On or before the first day of each month during the ensuing year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Escalation Rent. If Landlord fails to give notice as required in this Section, Tenant shall continue to pay on the basis of the prior year's estimate until the month after that notice is given. If at any time it appears to Landlord that the Escalation Rent for the current year will vary from the estimate by more than f five percent (5%), Landlord shall, by notice to Tenant setting forth in reasonable detail the basis for such adjustment, revise the estimate for that year, and subsequent payments by Tenant for that year shall be based on the revised estimate.

    (b) Within ninety (90) days after the close of each year following the Base Year, or as soon after the ninety (90) day period as reasonably practicable, Landlord shall deliver to Tenant a statement of the actual Escalation Rent for that year showing Operating Expenses and Property Taxes on the basis of which the actual Escalation Rent was determined. At Tenant's request, Landlord shall provide Tenant reasonable supporting detail underlying the calculations of Operating Expenses and Property Taxes. If Landlord's statement discloses that Tenant owes an amount that is less than the estimated payments for that year previously made by Tenant, Landlord shall credit the excess first against any sums then owed by Tenant, and then against the next payments of rental due and, with respect to the final calendar year of the Term, promptly refund such sums to Tenant. If Landlord's statement discloses that Tenant owes an amount that is more than the estimated payments for that year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

    (c) The amount of Escalation Rent for any fractional year in the Term shall be appropriately prorated. The proration of Escalation Rent for the applicable year in which termination occurs shall be calculated on the basis of a fraction of the Operating Expenses for that entire year and the proration of Property Taxes for the year in which termination occurs shall be calculated on the basis of a fraction of the Property Taxes for that entire year, but shall exclude any Property Taxes attributable to any increase in the assessed valuation of the Building occurring after termination. The termination of this Lease shall not affect the obligations of the parties pursuant to Section 5(b) to be performed afler the termination.

    SECTION 6. USE.     The Premises shall be used for general office purposes
and other uses reasonably ancillary thereto, but no other. Tenant shall not do or permit to be done on the Premises, nor bring or keep or permit to be brought or kept in the Premises, anything (a) which is prohibited by or in conflict with any law, ordinance, or governmental rule or, (b) which is prohibited by the standard form of fire insurance policy or, (c) which will increase the existing rate of or affect fire or other insurance on the Building or its contents or cause a cancellation of any insurance policy covering the Building or any part of it or its contents. Tenant shall not use or store in the Premises any hazardous or toxic substances, with the sole exception of reasonably necessary substances that are kept in reasonably necessary quantities for normal office operations, provided that their use and storage are in accordance with applicable laws. Tenant shall not do or permit anything to be done on the Premises that will unreasonably obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Premises to be used for any unlawful purposes, nor shall Tenant cause, maintain, or permit any nuisance or waste on or about the Premises.

    SECTION 7. SERVICES.

    (a) Landlord shall maintain the public and common areas of the Building, including lobbies, stairs, elevators, corridors, rest rooms, all exterior landscaping, windows, the mechanical, plumbing, and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition so as to meet the reasonable needs of Tenant, except for damage, excluding normal wear and tear, caused by the Tenant. Damage by Tenant shall be repaired by Landlord at Tenant's expense. The standard of maintenance shall be equal to that of other office buildings of a similar class in the downtown San Francisco area.

    (b) Landlord shall furnish (i) electricity for lighting and the operation of normal office machines, including personal computers, facsimile machines, laser printers and photocopiers, (ii) heating and ventilation, to the extent reasonably required for the comfortable occupancy by Tenant in Tenant's use of the Premises during the period from 7:00 a.m. to 6:00 p.m. on weekdays ("NORMAL Business HOURS"), except holidays, or a shorter period as may be prescribed by applicable policies or regulations adopted by any utility or governmental agency, (iii) elevator service; provided that, Landlord may reasonably limit the number of elevators to be operated before or after Normal Business Hours, (iv) lighting replacement, for building standard lights, (v) rest room supplies, (vi) window washing at least two (2) times a year, (vii) potable hot and cold water for the rest rooms and kitchen areas, and (viii) daily janitor services during the times and in the manner that these services are customarily furnished in comparable office buildings in the downtown San Francisco area; provided, however, that Landlord shall not be required to provide janitorial services for portions of the Premises used for preparing or consuming food or beverages or for similar purposes other than sweeping and refuse collection

    (c) During times other than Normal Business Hours, Landlord shall furnish the Premises with water, electricity and, upon twenty-four (24) hours' notice from Tenant, reasonable heat and ventilation. Any such additional or different utilities or services, including without limitation maintenance, repair, janitorial and cleaning services that Landlord may agree to provide at Tenant's request shall be at Tenant's sole expense. Tenant shall pay for heat and ventilation furnished at Tenant's request during times other than Normal Business Hours on an hourly basis at the then prevailing rate established for the Building by Landlord. If the service requested by Tenant is not a continuation of service furnished during Normal Business Hours, Tenant shall pay for such service at such rate for a period of two (2) hours preceding the commencement of services.

    (d) If the temperature otherwise maintained in any portion of the Premises by the heating, ventilating and air conditioning, if any, systems ("HVAC"), of the Building is affected as a result of (a) any lights, machines or equipment used by Tenant in the Premises, or (b) the occupancy of the Premises by more than one person per 115 square feet of rentable area, Landlord shall have the right to install any machinery or equipment that Landlord reasonably deems necessary to restore temperature balance. Tenant shall pay the cost of purchasing, installing, maintaining and operating any such equipment and mod)fications. Landlord may establish reasonable measures to conserve energy and water, including but not limited to, automatic light shut off after hours and efficient lighting forms, so long as these measures do not unreasonably interfere with Tenant's use of the Premises.

    (e) Tenant shall advise Landlord prior to execution of this Lease and within five (5) days afler written request therefor of the nature and quantity of all of Tenant's lights, equipment and machines using electricity in the Premises and shall permit Landlord or its authorized agents to make periodic inspections of all facilities using electricity located within the Premises.

    (f) If Landlord reasonably determines that Tenant's use of electricity, water or any other utility exceeds the building standard use of such utility, Landlord has the right to measure the amount of such excess use by any reasonable means (including the installation at Tenant's expense of a separate meter or other measuring device) and charge Tenant for the actual cost thereof. In accordance with Title 24 of the California Administrative Code, Building Standard electrical usage has been determined by Landlord to be: two (2) watts per square foot for lighting, and one ( 1 ) watt per square foot for all other electrical usage in the Premises, which may be subject to change from time to time based upon revisions to the California Administrative Code, and is based on the use during Normal Business Hours of typewriters, desk-top personal computers and other generally used office equipment generating comparable amounts of heat and using comparable amounts of electricity. If Landlord in its sole discretion permits Tenant to use in the Premises lighting in excess of two (2) watts per square foot or equipment or machinery using electricity in excess of one (1) watt per square foot, Tenant shall pay all the costs reasonably associated with such excess usage. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of the quality or type of Tenant's Improvements in the Premises, the carelessness of Tenant or the nature of Tenant's business (including hours of operation). All sums payable hereunder by Tenant for additional services or for excess utility usage shall be payable within 30 days of receipt of a written invoice from Landlord, provided that Landlord may require Tenant to pay monthly for the estimated cost of Tenant's additional services or excess utility usage if such usage occurs on a continual basis, and such estimated amounts shall be payable in advance on the first day of each month.

    (g) Landlord shall not be in default under this Lease, nor be liable for any damages resulting from, nor except as otherwise herein provided shall the required rental be abated because of (i) the installation, use, or interruption of use of any equipment in connection with furnishing the previously listed services, (ii) failure to furnish or delay in furnishing these services, when failure or delay is caused by accident or conditions beyond the reasonable control of Landlord or by necessary repairs or improvements to the Premises or to the Building, or (iii) the limitation, curtailment, rationing, or restrictions on use of water, electricity, gas, or any other form of energy serving the Premises or the Building. Landlord shall use reasonable efforts to diligently remedy interruptions in the furnishing of these services. In the event any governmental authority having jurisdiction over the Building promulgates or revises any law, ordinance or regulation or building, or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively, "Controls") or in the event Landlord is required or elects to make alterations to the Building in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Building related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant.

    (h) Landlord shall not be obligated to provide or maintain any security patrol or security system. However, if Landlord elects to provide such patrol or system, Tenant shall comply with any such system implemented by Landlord, and the cost thereof shall be included in Operating Expenses.

    (i) Notwithstanding anything to the contrary contained in this Lease, if at any time during the Term, if services to the Premises are interrupted such that Tenant is reasonably prevented from using all or any portion of the Premises, or Tenant is able to reasonably conduct its operations in all or any portion of the Premises only at a significantly reduced level or under materially adverse conditions ("Adverse Conditions") for any reason other than the fault or neglect of Tenant, for a period of five (5) consecutive days ("Eligibility Period"), Base Rent and Escalation Rent shall abate commencing on the date immediately following the Eligibility Period and continuing for the time period and to the extent that Tenant's use of the Premises is adversely affected. Further, if Adverse Conditions continue for ninety (90) consecutive days, Tenant, at its option, may elect to terminate this Lease by giving written notice to Landlord; provided that, if Landlord restores services to the Premises within ten (10) days after receipt of Tenant's termination notice, Tenant's exercise of its termination right shall be void. This shall not apply in the event of any damage or destruction or condemnation of the Premises or the Building, which damage or destruction or condemnation shall be governed by Sections 12 and 25, respectively.

    SECTION 8. IMPOSITIONS. In addition to the monthly rental and other charges to be paid by Tenant under this Lease, Tenant shall pay Landlord for all of the following items (collectively, "IMPOSITIONS"): (i) taxes, other than local, state, and federal personal or corporate income taxes measured by the net income of Landlord; (ii) assessments, including without limitation, all assessments for public improvements, services, or benefits, irrespective of when commenced or completed; (iii) excises; (iv) levies; (v) business taxes; (vi) license, permit, inspection, and other authorization fees; (vii) transit development fees; (viii) assessments or charges for housing funds; (ix) service payments in lieu of taxes and; (x) any other fees or charges that are levied, assessed, confirrned, or imposed by a public authority; provided, however, that Impositions shall not include amounts otherwise included in Operating Expenses or Property Taxes. Tenant is obligated to pay only to the extent that the Impositions are (a) on, measured by, or reasonably attributable to, the cost or value of Tenant's equipment, furniture, fixtures, and other personal property located in the Premises, or the cost or value of any above Building standard leasehold improvements made to the Premises by or for Tenant, regardless of whether title to the improvements shall be in Tenant or Landlord; (b) based on or measured by the monthly rental or other charges payable under this Lease, including without limitation, any gross receipts tax levied by a municipality, the State of California, the Federal Government, or any other governmental body with respect to the receipt of the rental; (c) based on the possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant of the Premises or any portion of the Premises; or (d) on this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it is unlawful for Tenant to reimburse Landlord for the Impositions, but lawful to increase the monthly rental to take into account Landlord's payment of the Impositions, the monthly rental payable to Landlord shall be revised to net Landlord the same net return without reimbursement of the impositions as would have been received by Landlord with reimbursement of the Impositions.

    SECTION 9. ALTERATIONS.

    (a) Tenant shall not make or allow any alterations, additions, or improvements to the Premises or any part of the Premises (collectively, "ALTERATIONS"), without Landlord's prior written consent, which shall not be unreasonably withheld. The installation of furnishings, fixtures, equipment, or decorative improvements, none of which shall unreasonably affect Building systems or the structure of the Building, and the repainting or recarpeting of the Premises, shall not constitute Alterations. All Alterations shall be made by Landlord for Tenant's account, including increased COSTS if any, in accordance with the procedures set forth in this Section. All Alterations shall immediately become Landlord's property and, at the end of the Term, shall remain on the Premises without compensation to Tenant, unless Landlord elects by notice to Tenant concurrently with Landlord' s approval of the s same to have Tenant remove any Alterations that are peculiar to Tenant's use of the Premises and are not normally required or used by other tenants. In this event, Tenant shall bear the cost of restoring the Premises to their condition prior to the installment of the Alterations. When plans and specifications for any Alterations are approved by Landlord pursuant to Section 9(b), Landlord shall advise Tenant on request whether proposed Alterations would entitle Landlord to require their removal and restoration of the Premises at the end of the Term. Landlord may post and record an appropriate notice of nonresponsibility with respect to any Alteration and Tenant shall maintain any such notices posted by Landlord in or on the Premises. Notwithstanding the foregoing to the contrary, provided that Hambrecht & Quist is Tenant hereunder, Tenant may elect to directly contract for Alterations to be made to the Premises, otherwise subject to compliance with all provisions of this Lease, upon at least twenty (20) days' prior written notice to Landlord, and subject to all other reasonable requirements Landlord may impose upon the making of such Alterations, including without limitation the prior approval of any contractor proposed by Tenant to make the Alterations.

    (b) Plans and specifications for Alterations shall be prepared at Tenant's expense by Landlord's architect, or by Tenant's architect if Tenant so requests and Landlord consents, which consent shall be at Landlord's sole discretion, and by engineers approved by Landlord, where the nature of the Alterations requires mechanical or electrical engineering services. Any architect retained by Tenant shall be instructed to follow standard construction administration procedures and use standard specifications and details reasonably promulgated by Landlord for the Building. The plans and specifications shall be subject to approval by Landlord and Tenant, and shall not be unreasonably withheld or delayed by either party. Plans and specifications that have neither been approved nor disapproved by Landlord within thirty (30) days afler submittal by Tenant shall be deemed to have been approved. Landlord does not warrant the cost of the Alterations, the timeliness of performance, nor the quality of the contractor's work, but Landlord shall use reasonable best efforts to secure performance of the construction contract for Tenant's benefit. Notwithstanding the foregoing to the contrary, provided that Hambrecht & Quist is Tenant hereunder, Landlord shall not unreasonably withhold its consent to Tenant's designation of architects or engineers

    (c) In the event Tenant instructs Landlord or the contractor to proceed with any changes to the Alterations without a prior determination of increased costs resulting from those changes and without approval of the increases by Tenant, or in the event Tenant is responsible for increased costs attributable to a delay or acceleration in the time for construction, the amount of any increased costs shall be reasonably determined by Landlord on completion of the Alterations, subject only to Landlord's reasonable efforts in causing the contractor to furnish Tenant appropriate back-up information concerning increased costs, if any.

    (d) The cost of the Alterations to be paid by Tenant shall include a reasonable charge for the administration, by Landlord or an agent (not to exceed five percent (5%) of the cost of the Alterat ions ), of the construction or installation of the Alterations, the amount of which shall bear a reasonable relationship to the scope of the Alterations and the costs of performing the administration.

    (e) Tenant shall pay to Landlord all amounts payable by Tenant pursuant to this Section within thirty (30) days after billing by Landlord. Billing may be in advance of or during the progress of the Alterations to enable Landlord to pay the contractor, architect, or engineer without advancing Landlord's own funds. At Tenant's request, Landlord shall, to the extent practicable, furnish a cow of each bill to Tenant for Tenant's approval at least ten ( 10) days prior to the due date of the bill. Tenant may contest any payment to a contractor for Alterations and Landlord shall withhold this payment, provided that the provisions of Section 10 are satisfied and Tenant indemnifies and defends Landlord against all claims and liability arising out of the contested payment. In the event that this Lease is assigned or all or any part of the Premises is sublet (pursuant to all applicable requirements set forth herein) and such assignee or sublessee wishes to make any Alterations to the Premises, Landlord may, at Landlord's option and prior to commencement of Alterations, require such assignee or sublessee to deposit with Landlord the estimated cost of Alterations, or a lesser portion as specified by Landlord for the cost as incurred. Any surplus funds shall be returned to such as s ignee or subles see when the Alterations have been paid for in full.

    (f) Landlord may delegate some or all authority and responsibilities under this Section to a manager.

    SECTION 10.    LIENS     Tenant shall keep the Premises and the Building
free any liens arising out of any work performed, materials furnished, or obligations incurred by or at the request of Tenant. Landlord may have posted on the Premises any notices that may be provided by law or that Landlord may deem proper for the protection of Landlord, the Premises, and the Building from those liens. If any such liens are filed, Landlord may, upon thirty (30) days' written notice to Tenant, without waiving its rights based on such breach by Tenant and without releasing Tenant from any obligations hereunder, pay and satisfy the same and in such event the sums so paid by Landlord shall be due and payable by Tenant immediately without notice or demand, with interest from the date paid by Landlord through the date Tenant pays Landlord, at the interest rate otherwise payable hereunder pursuant to
Section 4(e). Notwithstanding, Tenant may contest any lien for which Tenant is responsible under this Section, provided that Tenant shall have caused the lien to be bonded against to the reasonable satisfaction of Landlord.

    SECTION 11. REPAIRS. Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises, subject to the tenant improvements, if any, that Landlord has agreed to make, and casualty damage. At all times during the term of this Lease and at Tenant's sole cost, Tenant shall keep the Premises (specifically excluding any structural portions of the Building therein) in good condition and repair; ordinary wear and tear and damage to the Premises by fire, earthquake, or act of God or the elements are excepted. Tenant waives all rights to make repairs at the expense of Landlord or instead to vacate the Premises, and Tenant further waives the provisions of Civil Code Sections 1941 and 1942 with respect to Landlord's obligations under this Lease. At the end of the term of this Lease, Tenant shall surrender to Landlord the Premises and all Alterations that are to remain in the Premises in the same condition as when received; ordinary wear and tear and damage by fire, earthquake, or act of God or the elements are excepted. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate, or paint the Premises or any part of them, except as specifically set forth in this Lease. Landlord has made no representations respecting the condition of the Premises or the Building, except as specifically set forth in this Lease.

    SECTION 12.    DAMAGE OR DESTRUCTION.

    (a) In the event the Premises or any portion of the Building necessary for Tenant's occupancy are damaged by fire, earthquake, act of God, the elements, or other casualty, within sixty (60) days after that event, Landlord shall notify Tenant of the estimated time, in Landlord's reasonable judgment, required for repair or restoration. If the estimated time is one hundred and eighty (180) days or less after the commencement of the physical work and one (1) year or less after the casualty event, Landlord shall proceed promptly and diligently to adjust the loss with applicable insurers, to secure all required governmental permits and approvals, and to repair or restore the Premises or the portion of the Building necessary for Tenant's occupancy. This Lease shall remain in full force, except that for the time unusable, Tenant shall receive a rental abatement for that part of the Premises rendered unusable in the conduct of Tenant's business.

    (b) If the estimated time for repair or restoration is in excess of one hundred and eighty (180) days after the commencement of the physical work or one
(1) year after the casualty event, Tenant may elect to terminate this Lease as of the date of the casualty event by giving notice to Landlord within fiReen
(15) days following receipt of Landlord's notice of the estimated time for repair. If the estimated time is more than one hundred and eighty (180) days after commencement of the physical work or one (1) year after the casualty event, but Tenant has not elected to terminate this Lease, Landlord may elect, on notice to Tenant within twenty (20) days after the period for Tenant's election to terminate has expired. to repair or restore the Premises or the portion of the Building necessary for Tenant's occupancy. In that event, this Lease shall continue in full force, but the rent shall be abated. If Landlord does not elect to repair or restore, this Lease shall terminate as of the date of the casualty event. However, if Landlord has not commenced the physical repair or restoration of the Premises or the portion of the Building necessary for Tenant's occupancy within one (1) year from the casualty event, Tenant may elect to terminate this Lease by notice to Landlord given at any time following the expiration of one (1) year from the casualty event, but prior to the commencement of the physical repair or restoration work.

    (c) If the Premises or the Building are to be repaired or restored under this Section, Landlord shall repair or restore at Landlord's cost the Building itself and all improvements in the Premises, including but not limited to, any tenant improvements constructed pursuant to this Lease or otherwise installed within the Premises as of the date of this Lease, but excluding Alterations made by or for Tenant subsequent to completion of those tenant improvements. Tenant shall pay the cost of repairing or restoring any Alterations made by or for Tenant and shall be responsible for carrying casualty insurance as Tenant deems appropriate for those Alterations.

    (d) In the event of any damage to or destruction of the Premises or the Building, Landlord and Tenant acknowledge that their respective rights and obligations are to be governed exclusively by this Lease.

    (e) In the event the Premises are to be repaired or restored and Tenant requires temporary offices as a result of a casualty event affecting the Premises, Landlord shall use best efforts to locate offices for Tenant within the Building. Tenant acknowledges that Landlord makes no commitment as to the availability of any offices or as to their cost.

    SECTION 13.    SUBROGATION.   Landlord and Tenant shall each obtain from
their respective insurers under all policies of fire, theft, public liability, worker's compensation, and other insurance maintained during the term of this Lease covering the Building, or any portion of it, or operations in it, a waiver of all rights of subrogation that the insurer of one party might have against the other party. Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorney fees, resulting from the failure to obtain this waiver.

    SECTION 14.    INDEMNIFICATION.    Tenant waives all claims against
Landlord for damage to any property or injury or death of any person on the Premises arising at any time and from any cause other than the gross negligence or willful misconduct of Landlord or Landlord's employees, agents, or contractors. Tenant shall hold Landlord harmless from and defend Landlord against all claims, liability, damage, or loss arising out of any injury or death of any person or damage to or destruction of property attributable to the use of the Premises by Tenant, except that caused by the gross negligence or willful misconduct of Landlord or Landlord's agents, contractors, or employees. Tenant shall also hold Landlord harmless from any liability, cost, or expense arising from Tenant's use or storage in the Premises of any hazardous or toxic substance. Landlord shall hold Tenant harmless from and defend Tenant against all claims, liability, damage, or loss arising out of any injury or death to any person or damage to or destruction of property attributable to the use of the Building (but not the Premises) by Landlord, except that caused by Tenant or Tenant's agents, contractors, or employees. Landlord shall also hold Tenant harmless from any liability, cost or expense arising out of the release, deposit or presence of hazardous or toxic substances which are in the Premises or the Building not attributable to Tenant's or its assignees', sublessees', licensees', invitees', employees', guests', agents' or contractors' use or occupation of the Premises and the Building. These indemnity obligations shall include reasonable attorney fees, investigation costs, and all other reasonable costs incurred by the indemnified party from the first notice that any claim or demand is to be made or may be made. The indemnified party shall promptly give notice to the indemnifying party of any claim or demand. The provisions of this Section shall survive the termination of this Lease for any event occurring prior to the temination. The provisions of this Section to indemnify and hold a party harmless are limited to the amount of loss that is not paid to s u ch party out of insurance proceeds, if any.

    SECTION 15.    COMPLIANCE WITH LEGAL REQUIREMENTS.     At Tenant's sole
cost, Tenant shall promptly comply with all laws and governmental rules now or later in force, including but not limited to, the American with Disabilities Act, as may be amended from time to time; with the requirements of any board of fire underwriters or other similar body now or in the future constituted; and with any direction or occupancy certificate issued by public officers (the "LEGAL REQUIREMENTS"), insofar as they relate to the condition, use, or occupancy of the Premises. Excluded are (a) structural changes or changes to the electrical, mechanical, or plumbing systems of the Building, all to the extent not necessitated by Tenant's acts or by improvements made for Tenant; (b) alterations or improvements to the Building as a whole or to the Premises of tenants generally that are not by law the tenants' responsibility with which to comply; and (c) work necessitated by defects in the construction of the Building. Tenant shall immediately furnish Landlord with any notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises. Landlord shall comply in a timely manner with all Legal Requirements that are not Tenant's responsibility under this Section to the extent noncompliance would adversely affect Tenant's use or occupancy of the Premises. Tenant agrees that Tenant shall not discriminate against or segregate any person or group of persons on account of race, sex, CREED, color, marital status, sexual preference, national origin, or ancestry, in the occupancy, use, sublease, tenure, or enjoyment of the Premises. The provisions of this Section 15 are for the benefit of Landlord only and are not nor shall they be construed to be for the benefit of any tenant or occupant of the Building.

    SECTION 16.    ASSIGNMENT AND SUBLETTING.

    (a) Except as otherwise expressly permitted by this Lease, Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, voluntarily or involuntarily, assign or hypothecate this Lease or any interest in this Lease, sublet the Premises or any part of them, or license the use of the Premises by any party other than Tenant. Any of the previous acts without consent shall be void and shall, at the option of Landlord, constitute a noncurable default under this Lease. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved. Tenant agrees that any instrument by which Tenant assigns or sublets all or any portion of the Premises shall expressly provide that the subtenant or assignee may not further assign or sublet the assigned or sublet space without Landlord's prior written consent as provided herein, and that the assignee or subtenant will assume and comply with all of the provisions of this Lease and that Landlord may enforce the Lease provisions directly against such assignee or subtenant. For purposes of this Section 16, the following events shall be deemed an assignment or sublease, as appropriate: (i) the issuance of equity interests (whether stock, partnership interests or otherwise) in Tenant or any subtenant or assignee, or any entity controlling any of them, to any person or group of related persons, in a single transaction or a series of related or unrelated transactions, such that, following such issuance, such person or group shall have Control (as defined below) of Tenant; or (ii) a transfer of Control of Tenant or any subtenant or assignee, or any entity controlling any of them, in a single transaction or a series of related or unrelated transactions (including without limitation, by consolidation, merger, acquisition or reorganization), except that the transfer of outstanding capital stock or other listed equity interests by persons or parties other than "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, through the "over-the-counter" market or any recognized national or interantional securities exchange, shall not be included in determining whether Control has been transferred. "Control" shall mean direct or indirect ownership of fifty percent (50%) or more of all of the voting stock of such corporation or fifly percent (50%) or more of all the legal and equitable interest in any other business entity. However, Tenant may, without resulting in a default under this Lease and without notice to Landlord, license the use of the Premises by (i) any entity of which Tenant, any of Tenant's subsidiaries, or Tenant's parent is a limited partner, general partner, joint venturer, or shareholder; (ii) any other limited partner, general partner, joint venturer or shareholder in that entity; (iii) any consultant, contractor, accountant, or counsel of Tenant; or (iv) any of the directors, officers, employees, contractors, accountants, or counsel of any of the foregoing. The license or other permitted use does not in any way create in the licensee or any other party rights to possess or remain in the Premises beyond the termination of the Lease.

    (b) Without limiting other instances in which Landlord may reasonably withhold consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold consent in the following instances:

         (i) if at the time consent is requested or at any time prior to the granting of consent, an Event of Default has occurred under this Lease or if Tenant is in monetary default under this Lease or would be in monetary default under this Lease but for the pendency of any grace or cure period under Section 19, if any;

         (ii) if the proposed assignee or sublessee is a governmental agency;

         (iii) if, in Landlord's reasonable judgment, use of the Premises by the proposed assignee or sublessee would not be comparable to the of fice use by other tenants in the Building, would entail alterations that would materially lessen the value of the leasehold improvements in the Premises (unless Tenant provides adequate security to ensure that the Premises will be restored to their prior condition pursuant to Section 9(a)), would result in more than a reasonable number of occupants per floor, or would require substantially increased services by Landlord;

         (iv) if Landlord reasonably determines that circumstances warrant a consideration of the financial worth of a proposed assignee or sublessee, and the financial worth, in Landlord's reasonable judgment, does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms; and

         (v) if, in Landlord's reasonable judgment, the character, reputation, or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in the Building.

    (c) If at any time during the Term, Tenant desires to sublet all or any part of the Premises, Tenant shall notify Landlord of the terms of the proposed subletting and the space proposed to be sublet. Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days afler Tenant's notice is given, or within five (5) days afler Tenant's notice is given if Tenant submits terms that have already been negotiated with a specific proposed sublessee, if the proposed subletting is for all or any part of the Premises for a sublet term ending within the last year of the Term, to terminate this Lease with respect to all or that portion of the Premises proposed to be sublet. If Landlord does not exercise this option, Tenant shall be free to sublet the space to any third parry or to the specific proposed sublessee, at the same rental and on substantially the same terms in the notice given to Landlord, subject to obtaining Landlord's prior consent as provided previously.

    (d) No sublessee shall have a right to further sublet without Landlord's prior consent, which Tenant acknowledges may be withheld in Landlord's absolute discretion (provided, however, that Landlord shall not unreasonably withhold its consent to a proposed sub-sublease by the direct sublessee of the Tenant named herein), and any assignment by a sublessee of the sublease shall be subject to Landlord's prior consent in the same manner as if Tenant were entering into a new sublease. No sublease, once consented to by Landlord, shall be mod)fied or terminated by Tenant without Landlord's prior consent, which shall not be unreasonably withheld.

    (e) In the case of an assignment, one-half (1/2) of any sums or other economic consideration received by Tenant as a result of the assignment (excluding any consideration reasonably attributed to asses other than this Lease) shall be paid to Landlord afler first deducting the unamortized cost of leasehold improvements paid for by Tenant, and the cost of any real estate commissions, reasonable attorney fees, or other third party professional services paid by Tenant in connection with the assignment.

    (f) In the case of a subletting, one-half ( 1/2) of any sums or economic consideration received by Tenant as a result of the subletting shall be paid to Landlord afler fimt deducting (i) the rental due under this Lease, prorated to reflect only rental allocable to the sublet portion of the Premises, (ii) the cost of leasehold improvements made to the sublet portion of the Premises at Tenant's cost, amortized over the term of this Lease, except for leasehold improvements made for the specific benefit of the sublessee, which shall be amortized over the term of the sublease, and (iii) the cost of any real estate commissions, reasonable attorney fees, or other third party professional services paid by Tenant in connection with the subletting.

    (g) Regardless of Landlord's consent, no subletting or assignment shall release or alter Tenant's obligation or primary liability to pay the rental and perform all other obligations under this Lease. The acceptance of rental by Landlord from any other person shall not be deemed a waiver by Landlord of any provision of this Lease. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee or successor of Tenant in the performance of any of the semis of this Lease, afler notice of default to Tenant pursuant to Section 19 and the expiration of any applicable cure period, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against the assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or mod)fications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining consent. This action shall not relieve Tenant of liability under this Lease provided, however, that Tenant shall not be liable for any increase in Tenant's obligations under this Lease because of any amendment or mod)fication to this Lease, unless Tenant has consented to it in writing. Further, no permitted subletting by Tenant shall be effective until there has been delivered to Landlord a counterpart of the sublease in which the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space and for the performance of all of the terms and provisions of this Lease; provided, however, that the subtenant shall be liable to Landlord for rent only in the amount set forth in the sublease. No permitted assignment shall be effective unless and until there has been delivered to Landlord a counterpart of the assignment in which the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of the assignment. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above.

    (h) If Tenant assigns this Lease, sublets the Premises, or requests the consent of Landlord to any assignment, subletting, hypothecation, or other action requiring Landlord's consent under this Lease, Tenant shall pay Landlord's reasonable attorney fees incurred in connection with the action., not to exceed $2,500.

         (i) Sections 16(a), 16(b), 16(c), 16(e) and 16(f) shall not apply to any license or sharing of space by Tenant within the Premises to the following persons or entities and their respective employees and affiliates: (i) Paul Pelosi; (ii) Burrill & Company; (iii) Doyle & Boisseire; (iv) Fletcher Asset Management; and (v) George Stathakis; provided that such sharing or licensing of space conforms to the following: the licensed or shared area is, in the aggregate, less than forty-nine percent (49%) of the rentable area of the Premises (within which the foregoing licenses may expand or contract as Tenant deems appropriate); Tenant continues to occupy at least fifty-one percent (51%) of the rentable area of the Premises; and the rent or other compensation paid by such licensees to Tenant for the use of the Premises shall in no event be in excess of the applicable pro rata share (based on the square footage of the Premises used or occupied by such Licensee) of the Rent and the Escalation Rent payable by Tenant hereunder. All other provisions of Section 16 not specifically excluded under this Section 16 shall be applicable to any licensing or sharing of the Premises. The rights of Tenant under this Section 16(i) is personal to Hambrecht & Quist.

    (j) Notwithstanding anything contained in this Section 16 to the contrary, as long as no Event of Default then exists with respect to the payment when due of rent, Tenant shall have the right, subject to the terms and conditions hereinafter set forth, without the consent of Landlord but upon at least thirty
(30) days prior written notice to Landlord, to do the following:

         (i) Assign its interest in this Lease to (i) any corporation which is a successor to Tenant either by merger or consolidation, (ii) a purchaser of all or subsequently all of Tenant's assets (provided such purchaser shall have also assumed substantially all of Tenant's liabilities), or (iii) a corporation, partnership or other entity which shall control, be under the control of, or be under common control with, Tenant (the term "control" as used herein shall be deemed to mean ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding voting stock of a corporation, or other majority equity and control interest if Tenant is not a corporation) (any such entity being a "Permitted Transferee"); or

         (ii) Sublease all or any portion of the Premises to a Permitted Transferee upon the condition that the Permitted Transferee shall occupy and use the Premises in a manner consistent with the terms and conditions of this Lease.

         Tenant shall, within ten (10) business days after execution thereof, deliver the following to Landlord:

         (iii) A duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and the assignee in which the assignee shall expressly agree to assume, observe, perform, and be bound by all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed; or

         (iv) A duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and the subtenant.

    SECTION 17. RULES   Tenant shall comply with the rules attached to and
incorporated in this Lease as Exhibit B, and afler notice, with all reasonable modifications and additions to these rules, from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance of any of these rules by any other tenant or occupant of the Building, but Landlord shall take reasonable steps to enforce any rules, the nonperformance of which by other tenants materially and adversely affects Tenant in the use of the However, if any rule conflicts with any term, covenant, or condition of this Lease, this Lease shall prevail. In addition, no rule, or any subsequent amendment to it adopted by Landlord shall alter, reduce, or adversely affect any of Tenant's rights or enlarge Tenant's obligations under this Lease.

    SECTION 18. ENTRY BY LANDLORD.     Landlord may enter the Premises at
reasonable hours and, except in the event of an emergency, on reasonable prior notice, to (a) inspect the Premises; (b) exhibit the Premises to prospective purchasers, lenders, or tenants; (c) determine whether Tenant is complying with all obligations under this Lease; (d) supply janitorial service and any other services to be provided by Landlord under this Lease; (e) post notices of nonresponsibility; and (f) make repairs or perform maintenance required of Landlord by this Lease, make repairs to any adjoining space or utility services, or make repairs, alterations, or improvements to any other portion of the Building. However, all this work shall be done as promptly as reasonably possible and cause as little interference to Tenant as reasonably possible. Subject to Landlord's undertakings in the previous sentence, Tenant waives any damage claims for inconvenience to or interference with Tenant's business or loss of occupancy or quiet enjoyment of the Premises caused by Landlord's entry. At all times Landlord shall have a key with which to unlock the doors on the Premises, excluding Tenant's vaults, safes, and similar areas designated as secure areas in writing by Tenant in advance. In an emergency, Landlord shall have the right to use any means that Landlord deems proper to open Tenant's doors and enter the Premises. Entry to the Premises by Landlord in an emergency shall not be construed as a forcible or unlawful entry, a detainer, or an actual or constructive eviction of Tenant.

    SECTION 19. EVENTS OF DEFAULT      The following events shall constitute
events of default under this Lease (each, an "Event of Default"):

    (a) a default by Tenant in the payment when due of any rent or other sum payable under this Lease, provided, however, that Landlord agrees to provide Tenant once during the Term a written courtesy notice of Tenant's failure to pay rent when due hereunder, by which Tenant shall have three (3) days after receipt of such notice to pay such overdue rent before delivery of any statutorily required notice is given by Landlord seeking forfeiture of the Lease;

    (b) a default by Tenant in the performance of any of the terms, covenants, agreements, or conditions in this Lease, other than a default by Tenant in the payment when due of any rent or other sum payable under this Lease, and the continuation of the default beyond thirty (30) days after notice by Landlord or, if the default is curable and would require more than thirty (30) days to remedy, beyond the time reasonably necessary for cure;

    (c) the bankruptcy or insolvency of Tenant, a transfer by Tenant in fraud of creditors, an assignment by Tenant for the benefit of creditors, or the commencement of proceedings of any kind by or against Tenant under the Federal Bankruptcy Act or under any other insolvency, bankruptcy, or reorganization act, unless Tenant is discharged from voluntary proceedings within ninety (90) days;

    (d) the appointment of a receiver for a substantial part of Tenant's assets;

    (e)  the abandonment of the Premises; and

    (f) the levy upon this Lease or any estate of Tenant under this Lease by attachment or execution and the failure to have the attachment or execution vacated within thirty (30) days.

    SECTION 20. TERMINATION UPON DEFAULT    On occurrence of any Event of
Default by Tenant, Landlord may, in addition to any other rights and remedies given here or by law, terminate this Lease and exercise remedies relating to it without further notice or demand in accordance with the following provisions:

    (a) So long as the Event of Default remains uncured, Landlord shall have the right to give notice of termination to Tenant, and on the date specified in this notice, this Lease shall terminate.

    (b) If this Lease is terminated, Landlord may, by judicial process, reenter the Premises, remove all persons and property, and repossess and enjoy the Premises, all without prejudice to other remedies that Landlord may have because of Tenant's default or the termination.

    (c) If this Lease is terminated, Landlord have all of the rights and remedies of a landlord provided by Civil Code Section 1951.2, in addition to any other rights and remedies Landlord may have. The damages which Landlord may recover shall include, without limitation, (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the tune of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of the rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%) of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; (iv) all reasonable legal expenses and other related costs incurred by Landlord following Tenant's default; (v) all reasonable costs incurred by Landlord in restoring the Premises to good order and condition to relet the Premises; and (vi) all reasonable costs, including without limitation, any brokerage commissions incurred by Landlord in reletting the Premises.

    SECTION 21.    CONTINUATION AFTER DEFAULT.   If Tenant breaches this Lease
and abandons the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all rights and remedies under this Lease, including the right to recover the rental as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

    SECTION 22  OTHER RELIEF.     The remedies provided in this Lease are in
addition to any other remedies available to Landlord at law, in equity, by statute, or otherwise.

    SECTION 23.    RIGHT OF LANDLORD TO CURE DEFAULTS.     Agreements and
provisions to be performed by Tenant under this Lease shall be at Tenant's sole cost and without abatement of rental, except as specifically provided in this Lease. If Tenant (a) fails to pay any sum of money, other than rental, required under this Lease, or (b) fails to perform any other act under this Lease, and this failure continues for thirty (30) days after notice of the failure by Landlord, or a longer period as may be allowed under this Lease, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, make payment or perform other acts required by this Lease on Tenant's behalf. All sums paid by Landlord and all necessary incidental costs shall be payable to Landlord on demand and shall constitute additional rental under this Lease.

    SECTION 24.    ATTORNEY FEES.      If, as a result of a breach or default
under this Lease, Landlord or Tenant uses an attorney to secure compliance with Lease provisions, to recover damages, to terminate this Lease, or to evict Tenant, as applicable, the non-prevailing party shall reimburse the prevailing party, on demand, for all reasonable attorney fees and expenses incurred by the prevailing party, and if such prevailing parry shall recover judgment in connection therewith, such fees and expenses shall be included in and as a part of such judgment. As used herein, the term "prevailing party" shall mean that party who substantially prevails on its claim, regardless of whether such claim is prosecuted to judgment. If any action or proceeding between Landlord and Tenant to enforce the provisions of this Lease (including an action or proceeding between Landlord and the trustee or debtor in possession while Tenant is a debtor in a proceeding under any bankruptcy law) proceeds to trial, Landlord and Tenant hereby waive their respective rights to a jury in such trial.

    SECTION 25.    EMINENT DOMAIN.

    (a) If all or any part of the Premises shall be either taken or condemned for any public or quasi-public use or purpose, or transferred by agreement in connection with any public or quasi-public use or purpose with or without any condemnation action or proceeding being instituted (either such event herein called a "TAKING"), and if such Taking is permanent the Term shall automatically terminate with respect to the part of the Premises so Taken as of the date when the possession of such part is required. If all or any portion of the Premises is subject to a temporary Taking, this Lease shall remain in full force and effect and Tenant shall continue to perform all terms, conditions and covenants of this Lease. If a portion of the Premises or Building is taken so as to require, in Landlord's reasonable judgment, a substantial alteration or reconstruction of the remaining portions, Landlord, at its sole election, may terminate this Lease as of the date when possession of the part so Taken is required. Without obligation to Tenant, Landlord may agree to transfer to any condemnor all or any portion of the Building sought by such condemnor, free from this Lease and the rights of Tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment.

    (b) Landlord shall be entitled to the entire award made to it for any Taking, provided, however, that: (a) Landlord shall have no interest in any award made to Tenant specifically for its relocation expenses, the Taking of personal property or fixtures belonging to Tenant, or the interruption of or a damage to Tenants business, if any such award is made separately to Tenant and not as a part of an award or damages recoverable by Landlord, and (b) Tenant shall be entitled to receive the entire award made in connection with any temporary Taking allocable to the period prior to the expiration of the Term

    (c) Landlord and Tenant hereby waive the provisions of California Code of Civil Procedure Section 1265.130 to the extent that such provisions are inconsistent with this Lease.

    SECTION 26  INSURANCE.

    (a) Tenant, at is expense, shall maintain in full force during the term a policy or policies of commercial general insurance insuring against all liability of Tenant and its representatives and visitors for personal or bodily injury or property damage arising out of or incurred in connection with Tenant's use or occupancy of the Premises or the Building. Such policy or policies shall further insure the indemnification obligations of Tenant under this Lease.

    (b) Tenant shall at all times maintain in effect insurance with respect to its alterations, trade fixtures and other personal property at the Premises providing coverage against fire, extended coverage perils and vandalism and malicious mischief, to the extent of at least eighty percent (80%) of the full replacement cost thereof. Tenant may carry such insurance under a blanket policy, provided that such policy provides equivalent coverage to a separate policy. During the Term the proceeds from any such policies of insurance shall be used for the repair or replacement of such property so insured. Landlord shall have no interest in such insurance and shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss by Tenant.

    (c) Each policy of insurance required under this Lease shall h in an amount specified in the Basic Lease Information and in a form, and with an insurer reasonably acceptable to Landlord, and shall require at least thirty
(30) days' (or, in case of nonpayment of premium, ten (10) days') written notice to Landlord and any baneficiary of any deed of trust covering the Building prior to any termination or material alteration of the policy and shall provide that no act or omission of

Tenant shall affect or limit the obligations of the insurer with respect to any other insured. Each policy of liability insurance shall name Landlord and its property manager and any baneficiary of any deed of trust covering the Building as additional insureds and provide that it is primary to, and not contributing with, any policy carried by Landlord covering the same loss. Tenant shall provide to Landlord prior to the Commencement Date and upon request thereafter evidence that the insurance required to be carried by Tenant pursuant to this
Section is in full force and effect and the premiums therefor have been paid. Not more frequently than once every two (2) years, Tenant shall increase the amounts of insurance as reasonably recommended by Landlord's lender or insurance broker if, in the reasonable opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in the Lease on the amount or type of coverage required by Tenant's insurance shall not limit the liability of Tenant under this Lease.

    (d) In the event that, as a result of changed circumstances from time to time, comparable landlords and/or tenants in the area in which the Building is located are typically carrying kinds or amounts of insurance that exceed the requirements of this Lease, Tenant shall, within thirty (30) days following written demand by Landlord, obtain and thereafter maintain in effect such additional insurance, which shall, to the extent reasonably applicable, conform to, and be governed by, the existing insurance provisions of this Lease.

    (e) Landlord shall at all times maintain in effect casualty and commercial general liability insurance with respect to the Building and other improvements located on the Property (excluding any items to be insured by Tenant pursuant to Section 26(b)) and commercial general liability insurance regarding the operations thereon in amounts and with coverage Landlord deems commercially practicable or typically carried by comparably situated landlords of comparable buildings in downtown San Francisco.

    SECTION 27.    SUBORDINATION.      This Lease shall be subordinate to any
ground lease, mortgage, deed of trust, or any other hypothecation for security now or later placed upon the Building and to any advances made on the security of it or Landlord's interest in it, and to all renewals, mod)fications, consolidations, replacements, and extensions of it. However, if any mortgagee, trustee, or ground lessor elects to have this Lease prior to the lien of its mortgage or deed of trust or prior to its ground lease, and gives notice of that to Tenant, this Lease shall be deemed prior to the mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of the mortgage, deed of trust, or ground lease, or the date of recording of it. In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or baneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure, provided such parties agree to recognize Tenant's interest in this Lease. In the event of termination of any ground lease to which this Lease is subordinate, Tenant shall attorn to the ground lessor. Tenant agrees to execute any documents, in form and substance reasonably acceptable to Tenant, required to effectuate the subordination, to make this Lease prior to the lien of any mortgage or deed of trust or ground lease, or to evidence the attornment. At Tenant's request, Landlord shall use its reasonable efforts to obtain, from time to time, a nondisturbance agreement from any existing holder of a deed of trust covering the Building and from any future holdes of deeds of trust covering the Building, in a form and substance, satisfactory to such holders.

    SECTION 28.    NO MERGER.     The surrender of this Lease by Tenant, or a
mutual cancellation of it, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all subleases or subtenancies.

    SECTION 29. SALE. In the event that Landlord or any successor owner of the Building sells or conveys the Building, all liabilities and obligations of Landlord or the successor owner under this Lease accruing after the sale or conveyance terminates, shall be binding on the new owner, and Tenant shall release Landlord from all liability under this Lease accruing after the date of such transfer. Tenant agrees to attorn to the new owner.

    SECTION 30.    ESTOPPEL CERTIFICATE.    At any time with at least fifteen
(15) days' prior notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate certifying: (a) that this Lease is unmodified and in full force or, if there have been mod)fications, that this Lease is in full force, as mod)fied, together with the date and nature of each mod)fication,
(b) the amount of the Base Rent, most recent Escalation Rent, if any, and the date to which the rent has been paid, (c) that no notice has been received by Tenant of any default that has not been cured, except defaults specified in the certificate, (d) that no default of Landlord is claimed by Tenant, except defaults specified in the certificate, and (e) other matters as may be reasonably requested by Landlord. Any certificate may be relied on by prospective purchasers, current or prospective mortgagees, or current or prospective baneficiaries under any deed of trust on the Building.

    SECTION 31.    LIGHT, AIR, OR VIEW RIGHTS.   Any diminution or shutting off
of light, air, or view by any structure that may be erected on lands adjacent to the Building shall not affect this Lease or impose any liability on Landlord.

    SECTION 32.    RELOCATION.    [Intentionally Omitted]

    SECTION 33. BROKERS. Tenant and Landlord agree that, except as indicated in the Basic Lease Information, no broker or finder has been involved in the transaction described in this Lease and Landlord and Tenant agree that in the event any broker, salesperson or other person makes any claim for any commission or finder's fee based upon the lease of the Premises to Tenant or any other items or interests contemplated by this Lease, the party through whom said broker, salesperson or other person makes is claim shall indemnify and hold harmless the other party from said claim and all liabilities, costs and expenses relating thereto, including reasonable attorneys' fees, which may be incurred by such other party in connection with such claim. Landlord shall pay Grubb & Ellis ("Landlord's Broker'), the assignee of Stubbs, Collenette & Associates, Inc., a commission in connection with this Lease in the manner and upon the satisfaction of the terms and conditions set forth in that Exclusive Leasing Agreement dated as of October 4, 1994, a amended and assigned to Landlord's Broker, executed by Landlord and Stubbs, Collenette & Associates, Inc.

    SECTION 34.    HOLDING OVER.

    (a) If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the term of this Lease, Tenant shall become a tenant from month-to-month on the terms specified in this Lease, except those pertaining to term, option to extend, and option to acquire the Building, if any, but at a monthly rental equivalent to one hundred and fifty percent (150%) of the then prevailing monthly rental paid by Tenant at the expiration of the term of this Lease, payable in advance on or before the first day of each month. Each party shall give the other notice of intention to terminate the tenancy at least one (1) month prior to the date of termination of a monthly tenancy.

    (b) If, over Landlord's objection, Tenant holds possession of the Premises after expiration of the term of this Lease or expiration of the holdover tenancy, Tenant shall be deemed to be a tenant-at-sufferance and, without limiting the liability of Tenant for unauthorized occupancy of the Premises, Tenant shall indemnify Landlord and any replacement tenant for the Premises for any damages or loss suffered by either Landlord or the replacement tenant resulting from Tenant's failure to vacate the Premises in a timely manner.

    SECTION 35.    SECURITY DEPOSIT.   [Intentionally Omitted]

    SECTION 36.    WAIVER.   The waiver by either Landlord or Tenant of any
agreement, condition, or provision contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the agreement, condition, or provision or any other agreement, condition, or provision contained in the Lease, nor shall any custom or practice that may arise between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of Landlord or Tenant to the performance by Tenant or Landlord, respectively, in strict accordance with these terms The subsequent acceptance of rental under this Lease by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition, or provision of this Lease, other than the failure of Tenant to pay the particular accepted rental, regardless of knowledge of the preceding breach at the time of the rental acceptance.

    SECTION 37.    NOTICES AND CONSENTS.    All notices, consents, demands, and
other communications from one parry to the other that are given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when delivered, including delivery by commercial delivery services or facsimile transmission, or if deposited in the United States mail, certified or registered, postage prepaid, when received or refused. ALL notices, consents, demands, and other communications shall be addressed as follows: to Tenant at the address specified in the Basic Lease Infomration, or to another place or person as Tenant may designate in a notice to Landlord, or delivered to Tenant at the Premises; to Landlord at the address specified in the Basic Lease Information, or to another place as Landlord may designate in a notice to Tenant.

    SECTION 38     ENTIRE AGREEMENT.      There are no oral agreements
between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels all previous negotiations, arrangements, brochures, agreements, and understandings between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. There are no representations between Landlord and Tenant other than those contained in this Lease. All implied warranties, including implied warranties of merchantability and fitness, are excluded.

    SECTION 39.    AUTHORITY.      If either of the parties signs this Lease as
a corporation, each person executing this Lease on behalf of the party warrants that the party is a duly formed validly existing corporation, that the party is qualifi ied to do business in California, and any other jurisdiction in which it conducts business, that the party has the right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If either of the parties signs this Lease as a partnership, each person executing this Lease on behalf of the party warrants that the party is a partnership, that the partnership has the right and authority to enter into this Lease, and that each person signing on behalf of the partnership is authorized to sign.

    SECTION 40     PLURAL AND SINGULAR.   The words Landlord and Tenant as
used in this Lease shall include the plural as well as the singular.

    SECTION 41.    JOINT AND SEVERAL OBLIGATIONS.     If there is more than one
Tenant, the obligations imposed on Tenant shall be joint and several.

    SECTION 42     TIME OF THE ESSENCE.   Time is of the essence in this
Lease and all of its provisions.

    SECTION 43.    EXAMINATION OF LEASE.    Submission of this instrument for
examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

    SECTION 44.    HEIRS, SUCCESSORS, AND ASSIGNS.    The agreements,
conditions, and provisions contained in this Lease shall, subject to the provisions for assignment, apply to and bind the heirs, executors, administrators, successors, and assigns of the parties to it.

    SECTION 45. NAME OF BUILDING. Tenant shall not, without the consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

    SECTION 46.    ILLEGALITY OR UNENFORCEABILITY OF PORTION OF LEASE.
    If any provision of this Lease is determined to be illegal or unenforceable, this determination shall not affect any other provision of this Lease, and all other provisions shall remain in full force and effect.

    SECTION 47.    GOVERNING LAW.      This Lease shall be governed by and
construed pursuant to law of the State of California.

    SECTION 48   OBLIGATIONS INDEPENDENT.   The obligations of each party
hereunder are independent and do not constitute conditions to the effectiveness of the other party's obligations. The nonperformance by either party of any of its obligations shall not excuse any nonperformance by the other party except to the extent that it makes such other party's performance impossible or impracticable.

    SECTION 49.    EXHIBITS.      The exhibits and addendum, if any, specified
in the Office Lease Index set forth at the beginning of this Lease are attached to this Lease and by this reference made a part of it.

    The parties have executed this Lease as of the date first set forth above.

Landlord:                              Tenant:

PACIFIC RESOURCES                      HAMBRECHT & QUIST CALIFORNIA,
DEVELOPMENT INC., a California         a California corporation
Corporation

By: : /s/ Kevin Wu                     By: /s/ J. Logan Burke

Name:  Kevin Wu                        Name:  J. Logan Burke

Its:  Managing Director                Its:  Vice President